SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 17, 2007

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(b)	New Independent Accountant.

As previously disclosed in the Company’s Current Report on Form 8-K filed on July 30, 2007, as amended by the Company’s Current Report on Form 8-K/A filed on August 15, 2007 (collectively, the “Initial 8-K”), the Audit Committee (the “Audit Committee”) of the Board of Directors of Motive, Inc. (the “Company”) on July 27, 2007 dismissed Ernst & Young LLP (“EY”) as the Company’s independent accountant and began searching for a new independent registered public accounting firm to serve as the Company’s independent accountant. On October 17, 2007, the Company engaged BDO Seidman, LLP (“BDO”) as the Company’s new independent accountant. The decision to engage BDO was authorized and approved by the Audit Committee.

Prior to the engagement of BDO, the Company has not consulted with BDO regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company has informed BDO of the facts and circumstances surrounding the material weaknesses in internal control over financial reporting referred to in the Initial 8-K and the disagreements and reportable events with EY referred to in the Initial 8-K. The Company has authorized EY to respond fully to the inquiries of BDO concerning such material weaknesses, disagreements and reportable events.

On October 23, 2007, the Company issued a press release announcing the engagement of BDO as the Company’s new independent accountant. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated October 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVE, INC.

Date: October 23, 2007	By:	/s/ Mike Fitzpatrick
Mike Fitzpatrick
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated October 23, 2007.